Exhibit 99.2

For Immediate Release – March 20, 2009

POLARIS ACQUISITION CORP. ANNOUNCES SUPPLEMENT TO DEFINITIVE PROXY; RESCHEDULES SPECIAL MEETING

New York, NY – March 20, 2009 - Polaris Acquisition Corp. (“Polaris”) (NYSE Amex: TKP), a special purpose acquisition company, announced today that it has filed with the Securities and Exchange Commission (“SEC”) and commenced mailing to its stockholders a supplement to the definitive proxy statement filed and mailed on February 12, 2009 regarding the merger between Polaris and HUGHES Telematics, Inc. (“HUGHES Telematics”).  The proxy supplement notifies Polaris stockholders eligible to vote at the special meeting of important developments and transactions that have occurred since the mailing of the definitive proxy statement, including the execution of the Second Amended and Restated Agreement and Plan of Merger on March 12, 2009.  The proxy supplement also contains financial information for both Polaris and HUGHES Telematics for the year ending December 31, 2008, as well as updated pro forma calculations.

Polaris also announced today that the special meeting at which Polaris stockholders are to consider and vote on the proposals related to Polaris’ merger with HUGHES Telematics has been rescheduled.  The  special meeting will now be held at 3:00 p.m. EDT on Monday, March 30, 2009 at the offices of Polaris, 2200 Fletcher Avenue, 4th Floor, Fort Lee, New Jersey. The record date for the special meeting remains February 6, 2009. Stockholders who have previously sent in proxy cards or given instructions to brokers do not need to re-cast their votes.

For more information on the merger, visit www.htipolaris.com.

About Polaris Acquisition Corp.
Polaris Acquisition Corp. is a special-purpose acquisition company formed for the purpose of acquiring a growing subscription-based business or assets. Polaris went public on January 17, 2008 and trades on the NYSE Amex under the ticker “TKP.U”.

For more information, visit www.polarisacq.com.

About HUGHES Telematics
HUGHES Telematics (www.HUGHEStelematics.com) is a leader in implementing the next generation of connected services for the automobile. Centered on a core platform of safety and security offerings, the company develops and manages vehicle- and driver-centric solutions to enhance the driving and ownership experience. Headquartered in Atlanta, Ga., HUGHES Telematics offers a portfolio of consumer, manufacturer, fleet and dealer services provided through two-way connectivity with the vehicle. Networkfleet, Inc., a wholly owned subsidiary of HUGHES Telematics located in San Diego, Ca., offers remote vehicle diagnostics, an integrated GPS tracking and emissions monitoring system for wireless fleet vehicle management.

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain forward-looking statements about Polaris that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that the NYSE Amex may delist Polaris’ securities for failure to comply with any NYSE Amex listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the second amended merger agreement; the outcome of any legal proceedings that may be instituted against Polaris and others following announcement of the proposal or the second amended merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of Polaris and HUGHES Telematics; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that Polaris may be adversely affected by other economic, business, and/or competitive factors. Polaris cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris’ most recent filings with the SEC. Polaris is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Important Additional Information Regarding the Merger.
In connection with the proposed merger, on February 12, 2009, Polaris filed a definitive proxy statement with the SEC. On March 20, 2009, Polaris filed a supplement to its definitive proxy statement.  Investors and security holders are advised to read the definitive proxy statement, the proxy supplement, as well as any other relevant documents filed with the SEC when they become available because they contain important information about the merger and the parties to the merger.  Investors and security holders may obtain a free copy of the definitive proxy statement, proxy supplements and other documents filed by Polaris at the SEC website at http:/www.sec.gov. In connection with the special meeting of Polaris stockholders to approve the adoption of the second amended merger agreement, Polaris has mailed copies of the definitive proxy statement and intends to mail a proxy supplement to Polaris stockholders who are entitled to attend and vote at the special meeting.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger have been set forth in the definitive proxy statement. You can find information about Polaris’s executive officers and directors in its prospectus, definitive proxy statement, Current Reports on Form 8-K and other documents that have previously been filed with the SEC.